UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 10, 2005

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-14450	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Phillips Avenue, South Hackensack, New Jersey		07606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code      (201) 641-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Supplemental Indenture

On March 8, 2005, the Registrant entered into a supplemental indenture (the “Supplemental Indenture”) with The Bank of New York, as trustee, amending the Indenture, dated as of November 19, 1997 (the “Indenture”), relating to the Registrant’s 9.875% Senior Subordinated Notes due 2007 (the “Notes”).  The Supplemental Indenture was executed as a result of the receipt of tenders and related consents from the holders of a majority in principal amount of the Notes not owned by the Registrant or any of its affiliates, obtained in response to the Registrant’s previously announced tender offer and consent solicitation.

The Supplemental Indenture amends the Indenture to eliminate substantially all of the restrictive covenants, certain related Events of Default (as defined in the Indenture) and certain related provisions contained in the Indenture.

The Supplemental Indenture will not become operative until the date on which the Notes tendered in the tender offer and consent solicitation are accepted for payment.  The Indenture, without giving effect to the amendments made by the Supplemental Indenture, will remain in effect until the Supplemental Indenture becomes operative.  The tender offer continues to be conditioned on, among other things, the Registrant entering into financing arrangements satisfactory to it with respect to the financing necessary to complete the tender offer and consent solicitation and related transactions.  If the tender offer is terminated or withdrawn, the Supplemental Indenture will not become operative.

A copy of the Supplemental Indenture is filed as Exhibit 4.1 to this report.

Purchase Agreement

On March 10, 2005, the Registrant entered into a purchase agreement (the “Purchase Agreement”) with certain initial purchasers relating to the private placement of $175,000,000 aggregate principal amount of its 7.875% Senior Notes due 2013 (the “New Notes”).  The New Notes are being offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.  The issue price of the New Notes is 100.0%.  The transaction is expected to close March 18, 2005.  The initial purchasers and their affiliates have performed investment banking and advisory services for the Registrant from time to time, for which they have received customary fees and expenses.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this report.

Item 3.03.  Material Modification to Rights of Security Holders.

The Supplemental Indenture will modify the rights of the holders of the Notes when it becomes operative.  Therefore, the information under Item 1.01 of this Report with respect to the Supplemental Indenture is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired – None

(b)           Pro Forma Financial Information – None

(c)           Exhibits:

Exhibit No.	Description

4.1	Supplemental Indenture dated as of March 8, 2005, between the Registrant and The Bank of New York, as Trustee

10.1	Purchase Agreement dated as of March 10, 2005, between the Registrant and the initial purchasers named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

March 11, 2005	By:	/s/ Paul M. Feeney
Paul M. Feeney
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Supplemental Indenture dated as of March 8, 2005, between the Registrant and The Bank of New York, as Trustee

10.1	Purchase Agreement dated as of March 10, 2005, between the Registrant and the initial purchasers named therein